Exhibit 32.2

CERTIFICATION

     I, Kenneth D. Schwarz, Chief Financial Officer of Intersections Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1.	The Amendment No. 1 to the quarterly report on Form 10-Q/A of the Company for the period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, I have executed this Certification this 2nd day of September 2004

/s/ Kenneth D. Schwarz
Kenneth D. Schwarz
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Intersections Inc. and will be retained by Intersections Inc. and furnished to the Securities and Exchange Commission or its staff upon request.